                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          AGILE SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)



    (State of incorporation)             (I.R.S. Employer Identification No.)
          DELAWARE                                   77-0397905



  (Address of principal executive offices)                 (Zip Code)
          One Almaden Boulevard                            95113-2211
             San Jose, CA

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class      Name of each exchange on which
               to be so registered       each class is to be registered

               Not applicable                    None

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [_]


  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock, $0.001 par value

                                 (Title of class)

          Item 1.  Description of Registrant's Securities to be Registered.

          The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, (Commission File No. 333-81387), filed with the Securities and Exchange Commission (the "Form S-1 Registration Statement") is hereby incorporated by reference.

          Item 2.  Exhibits.

          The following exhibits are filed as part of this Registration
          Statement:

                   1. Certificate of Incorporation of Agile Software Corporation, a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

                   2. Form of Certificate of Elimination and Certificate of Amendment of Certificate of Incorporation of Agile Software Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

                   3. Bylaws of Agile Software Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

                   4. Fifth Amended and Restated Investors Rights Agreement dated June 4, 1998, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 10.8 to the Registrant's Form S-1 Registration Statement.

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    AGILE SOFTWARE CORPORATION


Date: August 17, 1999

                                    By: /s/ Thomas P. Shanahan
                                       ___________________________________
                                       Thomas P. Shanahan
                                       Chief Financial Officer

                                 EXHIBIT INDEX


  Exhibit                         Description
  -------                         -----------


     1 Certificate of Incorporation of Agile Software Corporation, a Delaware corporation, as amended to date, incorporated by reference to Exhibit 3.1 to the Registrant's Form S-1 Registration Statement.

     2 Form of Certificate of Elimination and Certificate of Amendment of Certificate of Incorporation of Agile Software Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

     3 Bylaws of Agile Software Corporation, a Delaware corporation, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.


     4 Fifth Amended and Restated Investors Rights Agreement dated June 4, 1998, by and among the Registrant and the stockholders named therein, incorporated by reference to Exhibit 10.8 to the Registrant's Form S-1 Registration Statement.



                                       3